FOR IMMEDIATE RELEASE

Access Integrated Technologies, Inc. Announces Fiscal 2007 Fourth Quarter

and Year-End Results

- Revenue Growth and Adjusted EBITDA Margin Increase Continues, Driven by New and Existing Product and Service Offerings -

MORRISTOWN, N.J. – June 20, 2007– Access Integrated Technologies, Inc. (“AccessIT” or the “Company”) (NASDAQ: AIXD) reported a 181% increase in revenues, to a record $47,110,000 for the fiscal year ended March 31, 2007, which included $3,982,000 for certain components of its Data Centers segment which the Company does not expect to continue. For the full fiscal year, the Company posted an Adjusted EBITDA1 (defined below) of $5,993,000 (which included a negative $1,206,000 from the Data Center business described above), and a net loss of $26,204,000 or $1.10 per basic and diluted share. The Company’s full year net loss includes non-cash expenses for depreciation, amortization of intangible assets and software development, non-cash interest, stock based compensation and loss on disposition of assets aggregating $25,901,000 or $1.09 per basic and diluted share.

For the fourth quarter ended March 31, 2007, the Company reported a 285% increase in revenues to a record of $17,345,000, which included $1,330,000 for certain components of its Data Centers segment which the Company does not expect to continue. For the fiscal fourth quarter, the Company posted an Adjusted EBITDA1 of $3,386,000 (which included a negative $390,000 from the Data Center business described above) and a net loss of $11,267,000 or $0.47 per basic and diluted share. The net loss for the quarter includes non-cash expenses for depreciation, amortization of intangible assets and software development, non-cash interest, stock based compensation and loss on disposition of assets totaling $11,455,000 or $0.47 per basic and diluted share.

Fourth Fiscal Quarter and Fiscal Year Highlights

•

The full year and fourth quarter increase in revenues was driven largely by revenues of UniqueScreen Media (“USM”), virtual print fee revenues of Christie/AIX, license fees earned by the Company’s Digital Media Services division for its Theatre Command Center software and digital distribution fees earned by The Bigger Picture. USM was acquired in fiscal 2007’s second quarter and The Bigger Picture was acquired in fiscal 2007’s fourth quarter.

•

The increase in Adjusted EBITDA[1] was primarily due to the increased revenues as described above, partially offset by increased operating and SG&A expenses resulting from the acquisition of USM and the advancement of the Company’s continued digital cinema deployment.

•

Loss from operations in the March 2007 quarter increased to $7,134,000, from a loss of $2,741,000 in the year ago period. Loss from operations for the fiscal year ended March 2007 increased to $18,005,000 from a loss of $9,129,000 reported in the year ago period. The increased loss was due primarily to higher depreciation resulting from an increased asset base from the purchase of digital cinema projections systems, additional amortization of intangible assets resulting from the Company’s Fiscal 2007 acquisitions, a $2,561,000 charge associated with the disposition of Data Center assets, and non-cash stock-based compensation. Non-cash charges included in Loss from Operations for the year aggregated $23,998,000.

•	Gross margin (revenue less direct operating expenses) increased from 54% in the third quarter to 60% in the fourth quarter.

1

Adjusted EBITDA is defined by the Company to be earnings before interest, taxes, depreciation and amortization, other income (expense), net, non-cash stock-based compensation and non-recurring items. Adjusted EBITDA is presented because

(973) 290-0080	55 Madison Avenue, Morristown, NJ 07960

management believes it provides additional information with respect to the performance of its fundamental business activities. A reconciliation of Adjusted EBITDA to Generally Accepted Accounting Principles (“GAAP”) net income is included in the table attached to this release. Adjusted EBITDA is a measure of cash flow typically used by many investors, but is not a measure of earnings as defined under GAAP, and may be defined differently by others.

•	Adjusted EBITDA[1] margins rose from 13% in the third quarter to 20% in the fourth quarter

•	As of March 31, 2007, the Company had installed 2,275 digital cinema systems and 2,646 as of May 31, 2007 and intends to complete all 4,000 digital cinema systems installations by October 31, 2007.

Bud Mayo, Chief Executive Officer of AccessIT, stated, “Fiscal 2007 was a year of transition for AccessIT from a development company to a results-driven operating company. We have established both that our business plan is working successfully, and that AccessIT is the leader in providing solutions for Digital Cinema. With the strategic acquisitions of Unique Screen Media and The Bigger Picture behind us, we are poised to continue our internal growth.”

CONFERENCE CALL NOTIFICATION

AccessIT will host a conference call to discuss its financial results at 10:30 a.m. EST on Wednesday, June 20, 2007. The conference can be accessed by dialing 913.981.5533, at least five minutes before the start of the call. No passcode is required. The conference call will also be webcast simultaneously and will be accessible via the web on AccessIT’s Web site, www.accessitx.com. A replay of the call will be available after 1:00 p.m. eastern at 719.457.0820 or 888.203.1112, passcode 1554251. The replay will be accessible through Wednesday, June 27th.

Access Integrated Technologies, Inc. (AccessIT) provides theater operators the first and only studio-backed digital cinema system delivering nearly two million digital screenings of Hollywood feature films to date. The company's fully networked digital cinema system provides feature films and alternative content via satellite to expand box office sales and develop new ways to attract incremental revenues. Through its alternative content division, The Bigger Picture, AccessIT offers five channels of programming including Kidtoon Films, FoxFaith, Fox Rhythm and Anime. The ongoing 4,000-screen deployment is the largest of its kind in the world. Access Integrated Technologies® and AccessITTM are trademarks of Access Integrated Technologies, Inc.  For more information on AccessIT, visit www.accessitx.com. [AIXD-E]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of AccessIT officials during presentations about AccessIT, along with AccessIT 's filings with the Securities and Exchange Commission, including AccessIT 's registration statements, quarterly reports on Form 10-QSB and annual report on Form 10-KSB, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects'', "anticipates'', "intends'', "plans'', “could”, “might”, "believes'', “seeks”, "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by AccessIT’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about AccessIT, its technology, economic and market factors and the industries in which AccessIT does business, among other things. These statements are not guarantees of future performance and AccessIT undertakes no specific obligation or intention to update these statements after the date of this release.

# # #

Contact:

Suzanne Moore	Samantha Cornog
AccessIT	Casey Sayre & Williams
973.290.0080	(310) 396-2400

smoore@accessitx.com

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Revenues	$4,511	$$17,345

Costs and expenses:
Direct operating	2,810	7,015
Selling, general and administrative	3,016	6,603
Provision for doubtful accounts	96	527
Research and development	(24)	56
Loss on disposition of assets	-	2,561
Non-cash stock-based compensation	-	283
Depreciation	1,176	5,224
Amortization of intangible assets	178	2,210
Total operating expenses	7,252	24,479

Loss from operations	(2,741)	(7,134)

Interest income	136	798
Interest expense	(315)	(3,772)
Non-cash interest expense	(82)	(935)
Debt conversion expense	(61)	-
Other income (expense), net	(40)	(224)
Net loss	$(3,103)	$(11,267)
Net loss per common share - Basic and diluted	$(0.18)	$(0.47)
Weighted average number of common shares outstanding: Basic and diluted	17,628,282	24,362,925

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.

Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Net loss	$(3,103)	$(11,267)
Add Back:
Amortization of software development	113	242
Depreciation	1,176	5,224
Amortization of intangible assets	178	2,210
Interest income	(136)	(798)
Interest expense	315	3,772
Non-cash interest expense	82	935
Debt conversion expense	61	-
Other (income) expense, net	40	224
Loss on disposition of assets	-	2,561
Non-cash stock-based compensation	-	283
Adjusted EBITDA (as defined)	$(1,274)	$3,386

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Revenues	$16,795	$47,110

Costs and expenses:
Direct operating	11,550	22,214
Selling, general and administrative	8,887	18,565
Provision for doubtful accounts	186	848
Research and development	300	330
Loss on disposition of assets	-	2,561
Non-cash stock-based compensation	-	3,125
Depreciation	3,693	14,699
Amortization of intangible assets	1,308	2,773
Total operating expenses	25,924	65,115

Loss from operations	(9,129)	(18,005)

Interest income	316	1,425
Interest expense	(2,237)	(7,273)
Non-cash interest expense	(1,407)	(1,903)
Debt conversion expense	(6,269)	-
Other income (expense), net	1,603	(448)
Net loss	$(17,123)	$(26,204)
Net loss per common share - Basic and diluted	$(1.22)	$(1.10)
Weighted average number of common shares outstanding: Basic and diluted	$14,086,001	$23,729,757

Certain reclassifications of prior period data have been made to conform to the current presentation.

Access Integrated Technologies, Inc.

Adjusted EBITDA (as defined)

Reconciliation to GAAP Net Income

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Net loss	$(17,123)	$(26,204)
Add Back:
Amortization of software development	547	840
Depreciation	3,693	14,699
Amortization of intangible assets	1,308	2,773
Interest income	(316)	(1,425)
Interest expense	2,237	7,273
Non-cash interest expense	1,407	1,903
Debt conversion expense	6,269	-
Other (income) expense, net	(1,603)	448
Loss on disposition of assets	-	2,561
Non-cash stock-based compensation	-	3,125
Adjusted EBITDA (as defined)	$(3,581)	$5,993

ACCESS INTEGRATED TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share data)

(Unaudited)

	March 31 2006	March 31 2007
ASSETS
Current assets
Cash and cash equivalents	$36,641	$29,376
Investment securities, available-for-sale	24,000	-
Accounts receivable, net	1,593	18,504
Unbilled revenue, current portion	1,492	3,882
Prepaid and other current assets	700	1,988
Notes receivable, current portion	43	101
Total current assets	64,469	53,851

Deposits on property and equipment	8,673	8,513
Property and equipment, net	35,878	197,452
Intangible assets, net	2,056	19,432
Capitalized software costs, net	1,680	2,840
Goodwill	7,705	13,249
Accounts receivable, net of current portion	-	248
Deferred costs	148	4,627
Notes receivable, net of current portion	1,122	1,227
Unbilled revenue, net of current portion	42	1,221
Security deposits	389	445
Restricted cash	180	180
Total assets	$122,342	$303,285

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$13,282	$30,694
Current portion of notes payable	1,203	2,480
Current portion of customer security deposits	176	129
Current portion of capital leases	89	75
Current portion of deferred revenue	768	8,871
Current portion of deferred rent expense	100	-
Total current liabilities	15,618	42,249

Notes payable, net of current portion	1,948	164,196
Customer security deposits, net of current portion	40	54
Deferred revenue, net of current portion	66	283
Capital leases, net of current portion	5,978	5,903
Deferred rent expense, net of current portion	918	-
Total liabilities	24,568	212,685

Commitments and contingencies

Stockholders' equity:
Class A common stock, $0.001 par value per share; 40,000,000 shares authorized; 22,059,567 and 23,986,231 shares issued and 22,008,127 and 23,934,791 shares outstanding at March 31, 2006 and March 31, 2007, respectively	22	24
Class B common stock, $0.001 par value per share; 15,000,000 shares authorized; 925,811 and 763,811 shares issued and outstanding, at March 31, 2006 and March 31, 2007, respectively	1	1
Additional paid-in capital	136,929	155,957
Treasury Stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(39,006)	(65,210)
Total stockholders' equity	97,774	90,600

Total liabilities and stockholders' equity	$122,342	$303,285

Certain reclassifications of prior period data have been made to conform to the current presentation.